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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                               Pro forma FORM 8-K




                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest event report) May 6, 1999


                           FARMLAND INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



       Kansas              2-60372                 44-0209330
      State of      Commission File Number      (I.R.S. Employer
   Incorporation)                              Identification No.)



       3315 North Farmland Trafficway
           Kansas City, Missouri                           64116-0005
  (Address of principal executive offices)                 (Zip Code)



                                  816-459-6000
              (Registrant's telephone number, including area code)



                                  Not Changed
         (Former name or former address, if changed since last report)


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ITEM 5      OTHER EVENTS

      Farmland Industries, Inc. and Cenex Harvest States Cooperatives announced on May 6, 1999 they will work toward a complete combination of the two agricultural cooperatives.

      A timetable adopted by the two cooperatives calls for completing an extensive study of the feasibility of the unification, developing capital and governance plans, and achieving required government clearance by late 1999, looking forward to a definitive agreement on the terms of a transaction and the execution of documentation after those steps have been completed. Member information meetings would take place in early 2000, followed by a vote to seek the required approval of the memberships of both cooperatives. The cooperatives have tentatively set June 1, 2000, as a goal for completing the transaction.

          This Form 8-K contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to a number of risks and uncertainties that could cause the actual results to differ materially from those projected, including the risk that the two cooperatives cannot reach a definitive agreement and the risk that the required membership approval will not be obtained.

                                   SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 FARMLAND INDUSTRIES, INC.
                                        (Registrant)


                      By:          /s/  TERRY M. CAMPBELL

                                     Terry M. Campbell
                                  Executive Vice President
                                  and Chief Financial Officer

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